EXHIBIT 10.35

SECOND AMENDED AND RESTATED
REAL PROPERTY SUBLEASE AGREEMENT

BY AND BETWEEN

THREE-FIVE SYSTEMS, INC.

AND

BRILLIAN CORPORATION

EFFECTIVE AS OF

December 22, 2004

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TABLE OF CONTENTS
(continued)

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32. WAIVER OF TRIAL BY JURY	11

33. GROUND SUBLEASE	11

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EXHIBIT INDEX

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SECOND AMENDED AND RESTATED
REAL PROPERTY SUBLEASE AGREEMENT

     This Second Amended and Restated Real Property Sublease Agreement (this “Sublease”) is entered into as of December 22, 2004 (the “Effective Date”), by and between Three-Five Systems, Inc., a Delaware corporation, with offices at 1600 North Desert Drive, Tempe, Arizona 85281, Tempe, Arizona (“TFS”), and Brillian Corporation, a Delaware corporation having an address at 1600 North Desert Drive, Tempe, Arizona 85281 (“Brillian”).

RECITALS

     WHEREAS, pursuant to that certain Real Property Sublease Agreement dated September 1, 2003 by and between TFS, as sublessor, and Brillian, as sublessee, as amended by that certain First Amended and Restated Real Property Sublease Agreement dated as of June 1, 2004 (the “Existing Sublease”), TFS sublet to Brillian approximately 42,524 square feet of rentable floor area (the “Premises”) in that certain building located at 1600 North Desert Drive, Tempe, Arizona 85281 (the “Building”), which Premises are located on the real estate (the “Land”) more fully described on Exhibit A attached hereto and made a part hereof; and

     WHEREAS, TFS subleased the Land from Papago Park Center, Inc., an Arizona corporation (“Ground Sublessor”) pursuant to that certain Papago Park Center Ground Sublease dated April 1, 1994, between Ground Sublessor, as Landlord, and TFS, as Tenant (the “Ground Sublease”), a true and correct copy of the Ground Sublease being attached hereto as Exhibit B;

     WHEREAS, on July 26, 2004, TFS acquired fee simple title in and to the Building, and, pursuant to Section 33 of the Existing Sublease, the Existing Sublease was thereby automatically deemed a prime lease by and between TFS, as lessor, and Brillian, as lessee; and

     WHEREAS, as of the Effective Date TFS has sold fee simple title in and to the Building and its subleasehold interest in the Land (the Building and TFS’ subleasehold interest under the Ground Sublease collectively, the “Master Premises”) to Papago Paragon Partners, LLC (“Master Landlord”), and leasedback the Master Premises from the Master Landlord pursuant to that certain lease dated of even date herewith (the “Master Lease”), a true and correct copy of which is attached hereto as Exhibit C;

     WHEREAS, effective as of the Effective Date, TFS and Brillian desire to amend and restate in its entirety the Existing Sublease pursuant to this Sublease, for the purpose of: (i) amending the Sublet Premises, as such term is defined in the Existing Sublease, to 55,781 rentable square feet in the Building (the aforesaid 55,781 rentable square feet hereinafter the “Sublet Premises”), which Sublet Premises are more fully shown on Exhibit D attached hereto and made a part hereof; and (ii) certain other terms and conditions, all as more fully set forth hereinbelow;

AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions hereinafter set forth, and intending to be legally bound hereby, it is mutually agreed as follows:

     1. AMENDED SUBLEASE; SUBLET PREMISES; USE; CONTINGENT PAYMENT.

          (a) Effective as of execution by Master Landlord and TFS of the Master Lease, which execution shall be evidenced by TFS’ delivery of a fully executed copy of the Master Lease to Brillian, the Existing Sublease shall thereby be deemed amended and restated in its entirety by this Sublease. In the event Master Landlord and TFS fails to execute the Master Lease by December 31, 2004, the Existing Sublease shall remain in full force and effect pursuant to the terms and conditions set forth therein.

          (b) TFS hereby subleases the Sublet Premises to Brillian and Brillian hereby subleases 55,781 the Sublet Premises from TFS, subject to the terms and conditions hereof. Brillian shall not use the Sublet Premises for any illegal or improper purpose which shall constitute a nuisance nor do or suffer anything to be done in or about the Sublet Premises which will violate any term of the Master Lease, this Sublease, or any laws, rules, regulations, or ordinances or increase the rate of fire or other insurance or jeopardize the coverage of the same. Brillian agrees to comply with all of Master Landlord’s rules and regulations relating to the Sublet Premises or the building in which the Sublet Premises is located.

          (c) Brillian shall also have the right to use in common with TFS (and such other subtenants as from time to time may occupy the Building) the facilities yard, parking areas, improvements (other than the Building) located from time to time on the Land, and the common areas described on Exhibit D attached hereto and made a part hereof (all of the foregoing in this Paragraph 1(c), the “Common Areas”).

     2. TERM.

          (a) Subject to the terms of Paragraphs 1(b) above and this Paragraph 2 in its entirety, the initial term of this Sublease shall, subject to the terms set forth hereinafter in this Section 2(a), be for a period of five (5) years (the “Initial Sublease Term”) and shall commence as of the Effective Date (the “Commencement Date”) and terminate on December 16, 2009. The Initial Sublease Term may be extended for additional one (1) year terms (each, a “Renewal Term”) pursuant to the terms and provisions of Paragraph 2(b) below. The Initial Sublease Term, together with any and all Renewal Terms, is hereinafter collectively referred to as the “Sublease Term”. Notwithstanding the foregoing provisions of this Section 2(a), as set forth in Section 21(d) of the Master Lease, the Master Landlord has the right, upon a default by TFS under the Master Lease, to recognize this Sublease as a direct lease between Master Landlord and Brillian or to terminate this Sublease upon six (6) months prior written notice. Brillian hereby expressly acknowledges and agrees that it has read the terms and provisions of Section 21(d) of the Master Lease, that it is subject to the terms and provisions of Section 21(d) of the Master lease, and that TFS shall not be obligated to cure any defaults under the Master Lease, whether such defaults are made by TFS or Master Landlord, liable for any act or omission of Master Landlord or subject to any claims, offsets or defenses which Brillian might have against TFS arising as a result of the election by Master Landlord to terminate this Sublease in accordance with the terms and provisions of Section 21(d).

          (b) Except as set forth in Paragraph 2(a) above or (c) below, the Sublease Term shall be automatically extended for successive Renewal Terms unless Brillian shall give to TFS written notice of its election to terminate this Sublease at least 180 days prior to the beginning of the first Renewal Term or any then applicable succeeding Renewal Term.

          (c) In the event that TFS desires to terminate this Sublease as of the expiration of the Sublease Term, or during the Sublease Term, TFS shall give to Brillian written notice of its election to terminate this Sublease at least 180 days prior to the date of such termination.

     3. RENT.

          (a) Base Rent. During the Term, Brillian covenants and agrees to pay to TFS, without deduction or setoff of any kind, minimum annual base rent in an amount equal to Seven Hundred Thirty Nine Thousand Ninety Eight and 25/100ths ($739,098.00) Dollars (such minimum annual rent hereinafter called the “Base Rent”), payable in equal monthly installments of Sixty-One Thousand Five Hundred Ninety One and 52/100ths ($61,591.52) Dollars. The Base Rent shall be paid in advance on the first day of each month during the term of this Sublease.

          (b) Building Services Rent. During the Term, Brillian covenants and agrees to pay to TFS, without deduction or setoff of any kind, annual building services rent in an amount equal to $338,964.00 (“Building Services Rent”), payable in equal monthly installments of $28,247.00. The particular services that are provided by TFS to Brillian and that are covered under Building Services Rent are enumerated and described in Exhibit F to this Sublease. For purposes of this Sublease, Building Services Rent shall include all Rent other than Base Rent, Brillian’s Share of Taxes and Variable Services Rent. Brillian shall pay to TFS the Building Services Rent on the first day of each month during the term of this Sublease, together with the payment of Base Rent. No later than July 31 of each year during the term of this Sublease, TFS shall provide Brillian with a reasonably detailed statement (the “First-Half Statement”) showing the actual costs of the building services incurred by TFS during the calendar months of January through and including June (the “First Half”). In the event that the Building Services Rent paid to TFS during the First Half is less than the actual costs of the building services incurred for the same period, as shown on the First-Half Statement, Brillian shall, no later than fifteen (15) days from its receipt of the First-Half Statement, pay the difference to TFS. If the Building Services Rent paid during the First Half is greater than the actual costs of the building services for the same period, Brillian shall be entitled to offset such overpayment against the next installment of Building Services Rent due under this Sublease. No later than January 31 of each year during the term of this Sublease, TFS shall provide Brillian with a reasonably detailed statement (the “Second-Half Statement”) showing the actual costs of the building services incurred by TFS during the calendar months of July through and including December (the “Second Half”). In the event that the Building Services Rent paid to TFS during the Second Half is less than the actual costs of the building services incurred for the same period, as shown on the Second-Half Statement, Brillian shall, no later than fifteen (15) days from its receipt of the Second-Half Statement, pay the difference to TFS. If the Building Services Rent paid during the Second Half is greater than the actual costs of the building services for the same period, Brillian shall be entitled to offset such overpayment against the next installment of Building Services Rent due under this Sublease.

          (c) Variable Services Rent. During the term of this Sublease, Brillian covenants and agrees to pay to TFS, without deduction or setoff of any kind, the costs actually incurred for the items enumerated in Exhibit G to this Sublease with respect to the Sublet Premises (“Variable Services Rent”). Brillian shall pay to TFS on demand by TFS an amount equal to the costs actually incurred or paid by or on behalf of TFS for the services enumerated in Exhibit G to this Sublease with respect to the Sublet Premises. All Variable Services Rent amounts not paid to TFS within seven (7) days of TFS’s demand for such payment shall bear interest at the annual rate of fifteen percent (15%), from the date of TFS’s demand for such payment until paid in full.

     4. FIXTURES AND EQUIPMENT. In the event that, during the term of this Sublease, a building fixture or piece of maintenance or operating equipment breaks or fails to work properly, and that fixture or piece of maintenance or operating equipment is solely used by Brillian under the terms of this

Sublease, then (i) TFS reserves the right to not repair or replace the said fixture or piece of maintenance or operating equipment, or (ii) in the event that TFS chooses to repair or replace such fixture or piece of maintenance or operating equipment, Brillian shall be solely liable for any costs associated with such action.

     5. CONSTRUCTION; ACCEPTANCE. Brillian agrees that TFS has no construction, repair, or replacement obligations hereunder and that Brillian will accept the Sublet Premises in “as-is” condition. Brillian’s taking possession of the Sublet Premises shall be a conclusive acknowledgement on Brillian’s part that the Sublet Premises are in good and tenantable condition and that Brillian has accepted the Sublet Premises in “as is” condition as of such date.

     6. REPRESENTATIONS AND SECURITY.

          (a) TFS hereby warrants and represents that (i) the Master Lease is presently in full force and effect; (ii) that TFS has the power and authority to enter into this Sublease; (iii) the copy of the Master Lease attached hereto as Exhibit C is true, complete, and correct; (iv) the Master Lease has not been modified or amended and constitutes the full and complete agreement of the parties thereto relative to the subject matter thereof; (v) (a) to the best of TFS’ knowledge, TFS is not in default under any of the provisions of the Master Lease, and to the best of TFS’ knowledge, no event or condition exists which with notice or the passage of time or both, would constitute a default by TFS under the Master Lease, and (b) TFS has received no notice of any such default, event, or condition from Master Landlord which remains uncured; (vi) TFS has received no written notice from any applicable governmental authority of, or alleging any, violation of any applicable law or regulation, including any environmental laws, with respect to the Sublet Premises which remains uncured; (vii) TFS has given no written notices alleging any default which remains uncured by the Master Landlord under the Master Lease, or that any event has occurred which, with the passage of time, or the giving of notice, or both, would constitute an uncured default by the Master Landlord under the Master Lease, nor to the best of TFS’s knowledge, has any event occurred which, with the passage of time, or the giving of notice, or both, would constitute an uncured default by Master Landlord under the Master Lease. TFS makes no other representations or warranties and hereby disclaims same.

          (b) As security for the payment of all of Brillian’s obligations under this Sublease, Brillian hereby grants to TFS a security interest in and to all right, title and interest of Brillian in and to the clean room equipment described generally on Exhibit H attached to this Sublease from time to time located at the Premises (the “Clean Room Equipment”), and, in furtherance of Brillian’s grant to TFS of the aforesaid security interest; (i) TFS and Brillian have executed that certain Security Agreement dated of even date herewith (the “Security Agreement”, a true and correct copy of which is attached hereto and Exhibit I; and (ii) Brillian has executed and filed financing statements in accordance with the Uniform Commercial Code, as the same may from time to time be in effect in the State of Arizona (the “UCC”). Brillian hereby authorizes TFS to file and record (in such public records offices as TFS may determine) such financing statements, continuation statements and other related filings as TFS may reasonably determine to perfect its security interest in the Clean Room Equipment pursuant to the Security Agreement.

     7. MASTER LEASE.

          (a) All the rights and obligations of TFS contained in the Master Lease as they relate to the Sublet Premises are hereby conferred and imposed upon Brillian, except as expressly modified and amended by this Sublease. The rights and obligations of TFS in Sections 11, 16, 17 and 21 of the Master Lease are expressly not conferred upon Brillian and Brillian expressly acknowledges that it shall not be entitled to any of the rights or incur any of the obligations of TFS in Sections 11, 16, 17 and 21 of the

Master Lease. Brillian covenants and agrees fully and faithfully to perform the terms and conditions of the Master Lease as they relate to the Sublet Premises and this Sublease on its part to be performed, including, but not limited to, all maintenance and repair obligations and all compliance with law obligations. Brillian shall not do or cause to be done or suffer or permit any act to be done that would or might cause the Master Lease, or the rights of TFS as tenant under the Master Lease, to be endangered, canceled, terminated, forfeited, or surrendered, or that would or might cause TFS to be in default thereunder or liable for any damage, claim, or penalty. Brillian agrees, as an express inducement for TFS’s executing this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Master Lease that would permit Brillian to do or cause to be done or suffer or permit any act or thing to be done that is prohibited by the Master Lease, then the provisions of the Master Lease shall prevail. All rights, remedies, and indemnifications given to the Master Landlord in the Master Lease are hereby given to TFS under this Sublease.

          (b) Except as otherwise expressly provided in this subsection 7(b), TFS shall have no duty to perform any obligations of or provide any services to be provided by the Master Landlord and shall under no circumstances be responsible or liable to Brillian for any default, failure, or delay on the part of the Master Landlord in the performance of any obligations under the Master Lease, nor shall such default of the Master Landlord affect Brillian’s obligations hereunder; provided, that in the event of any such default or failure of performance by Master Landlord, including, without limitation, any failure on the part of Master Landlord to maintain any structural components of the Sublet Premises, including load bearing walls or the roof, TFS agrees, upon notice from Brillian, to make demand upon Master Landlord to perform its obligations under the Master Lease and to otherwise cooperate reasonably with Brillian as Brillian may reasonably request, in enforcing the remedies provided in the Master Lease. This Sublease is intended to be a so-called triple net lease in that Brillian shall pay to TFS and TFS shall be entitled to receive from Brillian all Base Rent, Building Services Rent and Variable Services Rent, net of costs of repair, operating costs, taxes, insurance, and maintenance costs, other than with respect to the building services and other services with respect to the Variable Services Rent that TFS is obligated under this Sublease to provide.

     8. EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute an event of default (“Event of Default”) under this Sublease:

          (a) Brillian fails to pay Base Rent, Building Services Rent, Variable Services Rent, or any other sum of money when due under this Sublease within three (3) business days after receipt by Brillian of written notice from TFS that such amount is due; provided, however, that TFS shall not be required to give more than two written notices in any twelve month period;

          (b) Brillian assigns this Sublease or sublets all or a portion of the Sublet Premises, or attempts to do the aforementioned, in violation of Paragraph 20 hereof;

          (c) Brillian fails to perform any of its other obligations under this Sublease or the Master Lease and such failure continues for thirty (30) days (or such shorter period of time as is granted to TFS under the Master Lease) after the receipt by Brillian of written notice of default with respect to such failure. Notwithstanding the foregoing, Brillian shall not be in default under this Sublease with respect to any non-monetary breach (other than those listed in subparagraph b above) that may be cured by the performance of affirmative acts if Brillian promptly commences the performance of said affirmative acts and diligently prosecutes the same to completion as soon as possible, and in any event, within not more than the time period prescribed for TFS to cure such default under the Master Lease. Notwithstanding anything to the contrary contained in the foregoing, if Brillian fails to maintain the insurance required in Paragraph 17 hereof, TFS may, in addition to any other remedies herein contained, immediately upon such failure (but TFS shall not be so obligated), at Brillian’s sole cost and expense, procure the insurance coverage required herein, and if Brillian shall fail to reimburse TFS for the costs and expenses it incurred in procuring such coverage, within fifteen (15) days of notice from TFS, an Event of Default shall have occurred hereunder.

     9. REMEDIES OF TFS. Upon the occurrence of an Event of Default, TFS shall have all of the rights and remedies available under the Master Lease and at law or in equity. All remedies shall be cumulative and non-exclusive.

     10. ACCESS TO SUBLET PREMISES. Except in the event of an emergency in which case no notice shall be required, TFS or Master Landlord or any of their respective agents, contractors, or employees may enter the Sublet Premises during normal business hours upon 24 hours advance notice (except in the event of an emergency), to inspect the Sublet Premises, or during the last six (6) months of the term of this Sublease to show said property to persons seeking to rent or purchase the Sublet Premises, or to make repairs or improvements to the Sublet Premises.

     11. WAIVERS BY BRILLIAN; HOLDOVER.

          (a) Except for any notice expressly provided for in this Sublease, Brillian waives to TFS the benefit of all laws now or hereafter in force, in this state or elsewhere, requiring notice to vacate the Sublet Premises at the end of the term or any extensions or renewals thereof. Brillian covenants and agrees to give up quiet and peaceful possession without further notice from TFS or its agent at the end of the term of this Sublease. Brillian also waives to TFS the benefit of all laws now or hereafter in force, in this state or elsewhere, exempting property from liability for rent, or for debt.

          (b) If Brillian shall not immediately surrender the Sublet Premises on the day after the termination or expiration of the term of this Sublease, then Brillian shall, by virtue of this Sublease, become a sublessee at the sufferance of TFS at twice the immediately preceding Base Rent agreed by Brillian to be paid as aforesaid, and Brillian shall be subject to all of the other conditions and covenants of this Sublease.

     12. LATE PAYMENT. If Brillian shall fail to pay when the same is due and payable, Base Rent, Building Services Rent, Variable Services Rent, or any other sums due under this Sublease, interest shall be charged on all unpaid amounts at the amount of the late charge provided for in the Master Lease.

     13. INDEMNITY. In addition to the indemnity provided for in the Master Lease, Brillian shall indemnify and hold TFS and Master Landlord harmless from and defend TFS and Master Landlord with counsel reasonably satisfactory to TFS and Master Landlord against any and all claims, liabilities, losses, damages, costs, and expenses, for any injury or damage to any person or property whatsoever, occurring in, on, or about the Sublet Premises or other portions of the Building or when such injury or damage shall be caused in part or in whole by the neglect, fault, or omission of Brillian, its employees, invitees, contractors, subcontractors, licensees, subtenants, or agents.

     TFS shall indemnify and hold Brillian harmless from and defend Brillian with counsel reasonably satisfactory to Brillian against any and all claims, liabilities, losses, damages, costs, and expenses caused by any representation or warranty made by TFS in Paragraph 6 hereof being false or misleading, by any default by TFS under the Master Lease.

     Notwithstanding the foregoing, in no event shall either party be liable for consequential, indirect, or special damages to the other party.

     14. MASTER LEASE DEFAULTS. TFS will not cause or knowingly allow to be caused any default under the Master Lease which shall remain uncured at the expiration of the applicable cure period set forth therein, unless such default arises out of a failure by Brillian to perform its obligations under this Sublease. TFS will deliver to Brillian a copy of any notice of default by TFS under the Master Lease within five (5) days after receipt thereof by TFS. In addition, in the event TFS is in default under the Master Lease and such default continues beyond the expiration of the applicable grace period set forth therein (a “Master Lease Continuing Default”), Brillian shall thereafter have the right (but not the obligation) to cure such Master Lease Continuing Default, if Brillian’s cure of such Master Lease Continuing Default is acceptable to Master Landlord and provided that Brillian gives TFS prior written notice of such undertaking.

     15. RESTORATION. Brillian shall immediately prior to the expiration or sooner termination of this Sublease, surrender the Sublet Premises in the condition required under the Master Lease and otherwise in broom clean and good condition, normal wear and tear excepted. In the event of termination of this Sublease in any manner whatsoever, Brillian shall forthwith remove Brillian’s goods and effects and those of any other persons claiming under Brillian or subtenancies assigned to it, and quit and deliver the Sublet Premises to TFS peaceably and quietly. Goods and effects not removed by Brillian on or before the date of termination of this Sublease (or within forty-eight (48) hours after a termination by reason of Brillian’s default) shall be considered abandoned. TFS shall give Brillian notice of right to reclaim abandoned property pursuant to applicable local law and may thereafter dispose of the same as it deems expedient, including storage in a public warehouse or elsewhere at the cost and for the account of Brillian, but Brillian shall promptly upon demand reimburse TFS for any expenses incurred by TFS in connection therewith, which obligation shall survive the termination or expiration of this Sublease.

     16. NOTICES. All notices hereunder shall be in writing and will be effective upon receipt if delivered personally, or by nationally recognized overnight courier service to a party’s address set forth below or to such other address as either may give to the other in writing for such purpose:

TFS:	Three-Five Systems, Inc.
Attn: General Counsel
1600 North Desert Drive
Tempe, Arizona 85281

Brillian:	Brillian Corporation
Attn: Chief Financial Officer
1600 North Desert Drive
Tempe, Arizona 85281

     17. BRILLIAN’S INSURANCE.

          (a) Brillian shall, at its sole cost and expense, maintain during the term hereof all insurance coverages required to be maintained by the tenant under the Master Lease. Furthermore, TFS has advised Brillian that in addition to all other insurance obligations of TFS, TFS is required under the terms of the Ground Sublease to maintain a $5 million insurance policy to cover catastrophic damage to the building that results from Brillian’s use of the leasehold premises (the “$5 Million Policy”). The $5 Million Policy will name TFS as a beneficiary. In addition to all other obligations of Brillian under this Sublease, upon request by TFS (but in no event more than 5 days after TFS’s request), Brillian shall reimburse TFS for sixty percent (60%) of the premiums, charges and costs paid or to be paid by TFS to purchase and maintain the $5 Million Policy. Copies of all policies or certificates evidencing the insurance required to be maintained by Brillian under this Sublease shall be delivered to TFS prior to the Commencement Date and renewals thereof shall be delivered to TFS prior to the expiration of any such policy. If Brillian fails to adhere to the requirements of this Paragraph 17, TFS, in addition to any other remedies it may have, may obtain such insurance and charge the cost thereof to Brillian, which amount shall be payable by Brillian upon demand.

          (b) All insurance required to be carried by Brillian shall be issued in the coverages and amounts required under the Master Lease by responsible insurance companies, qualified to do business in the locality where the Sublet Premises are located and reasonably acceptable to TFS and Master Landlord and shall provide (i) that no change or cancellation of said policies shall be made without thirty (30) days prior written notice to TFS and Brillian; (ii) that any coverage of TFS or sum payable to TFS shall be unaffected by any act or omission of Brillian or any other insured which might otherwise result in forfeiture of said insurance; and (iii) that the insurance company issuing the same shall not have any right of subrogation against TFS or TFS’s insurer. Each policy and renewal shall name TFS, any mortgagee and Master Landlord as an additional insured and, in the case of casualty insurance for other than Brillian’s personal property, shall name TFS as loss payee. Copies of all policies or certificates evidencing the existence and amounts of said insurance shall be delivered to TFS by Brillian upon request. Each policy shall also contain provisions required by any mortgagee of the Sublet Premises or any portion thereof.

          (c) Copies of all policies or certificates evidencing said insurance shall be delivered to TFS prior to the Commencement Date and renewals thereof shall be delivered to TFS prior to the expiration of any such policy. If Brillian fails to adhere to the requirements of this Paragraph 17, TFS, in addition to any other remedies it may have, may order such insurance and charge the cost thereof to Brillian, which amount shall be payable by Brillian upon demand.

          (d) Brillian hereby waives any and all rights of recovery against TFS and its officers, employees, agents, and representatives for loss of or damage to Brillian or its property or the property of others under its control, arising from any cause insured or required to be insured against by Brillian, irrespective of whether such loss or damage is caused by negligence of TFS or any of its employees, invitees, contractors, subcontractors, licensees, subtenants, or agents. Brillian shall obtain and furnish evidence to TFS of the waiver by Brillian’s insurance carriers of any right of subrogation against TFS.

     18. ALTERATIONS.

          (a) Brillian shall not make any building or leasehold alterations or additions, including remodeling or signage, without first obtaining Master Landlord’s and without first obtaining the prior written consent of TFS, which consent of TFS shall not be unreasonably withheld, but which consent of Master Landlord may be withheld as provided in the Master Lease. In the event that Master Landlord shall consent to the making of any alternations or additions by Brillian, TFS shall agree to also give its consent, so long as the obligations and liabilities of TFS under the Master Lease are not increased and so long as Master Landlord shall not impose any additional requirements, limitations, or restrictions on TFS as a result of giving its consent. If any such alterations or additions are made, Brillian agrees not to permit any mechanics’ liens to be placed on the Sublet Premises or any portion thereof and to cause any contract for work to be done at the Sublet Premises to contain a waiver of the contractor’s right to file a mechanics’ lien. Any alterations of any kind to the Sublet Premises or any part thereof, except Brillian’s trade fixtures which can be removed without damage or defacement to the Sublet Premises or any other portion of the Building, shall be surrendered with the Sublet Premises, as a part thereof, at the end of the Sublease Term; provided, however, that TFS may require at the time TFS and Master Landlord consent to such alteration or fixture Brillian to remove any alterations or fixtures made by Brillian, and to repair any damage to the Sublet Premises caused by such removal, all at Brillian’s sole expense. Any alterations installed by Brillian shall be deemed a part of the Sublet Premises and shall be maintained and repaired by Brillian in the same manner as that required for all other portions of the Sublet Premises.

          (b) Brillian shall have the right to place a sign or signs on the façade of the Building, provided, however: (i) TFS (and the Master Landlord to the extent that such consent from the Master Landlord is required under the Master Lease) shall have the right to consent to the size, style, and location of any such signs, which consent shall not be unreasonably withheld or delayed; (ii) any such signs shall comply with all applicable laws, rules, regulations, and covenants, conditions, and restrictions of record; and (iii) TFS may require that Brillian remove any such signs at the expiration of the Term and repair any damage to the Building caused by such removal, all at Brillian’s sole expense.

     19. CONDEMNATION. All compensation awarded or paid upon a total or partial taking of the Sublet Premises shall belong to and be the property of TFS without any participation by Brillian; provided, however, that nothing contained herein shall be construed to preclude Brillian from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, and/or depreciation to, damage to, and/or cost of removal of, and/or for the value of stock and/or trade fixtures, furniture, and other personal property belonging to Brillian; provided, however, that no such claim shall diminish or otherwise adversely affect TFS’s and/or Master Landlord’s award or the award(s) of any and all ground and underlying lessor(s) and mortgagee(s).

     20. ASSIGNMENT.

          (a) Without the written consent of TFS, which consent shall not be unreasonably withheld, and without the consent of Master Landlord, Brillian shall not by operation of law or otherwise, assign or mortgage this Sublease, or sublet or license the whole or any part of the Sublet Premises or permit the Sublet Premises or any part thereof to be used or occupied by others. Notwithstanding the foregoing, Brillian may, upon fifteen (15) days prior written notice to TFS but without TFS’s consent, assign or sublet all or any portion of the Sublet Premises to (i) any entity controlled by or under common control with Brillian, or (ii) any successor to Brillian by merger or acquisition of all or substantially of Brillian’s assets or the transferee of more than fifty percent (50%) of Brillian’s capital stock, provided that in each case (i) the proposed assignee or Brillian has a net worth greater than or equal to the greater of (a) Brillian’s net worth on the date of this Sublease, or (b) Brillian’s net worth on the date of such assignment or sublease, and (ii) Brillian obtains the prior written consent of the Master Landlord to such assignment or subletting.

          (b) Regardless of TFS’s consent, no subletting or assignment shall release or alter Brillian’s primary liability to pay Base Rent, Building Services Rent, Variable Services Rent, and to perform all other obligations to be performed by Brillian hereunder. Upon a default hereunder by any assignee or sublessee of Brillian, TFS may proceed directly against Brillian without the necessity of exhausting remedies against such assignee or sublessee. TFS may consent to any subsequent assignment or subletting of this Sublease and such action shall not relieve Brillian of liability under this Sublease.

          (c) Each permitted assignee or transferee shall assume and be deemed to have assumed this Sublease and shall be and remain liable jointly and severally with Brillian for the payment of the Base Rent and Building Services Rent and Variable Services Rent, and for the due performance of all of the provisions, covenants, conditions, and agreements herein contained on Brillian’s part to be performed for the term of this Sublease. No otherwise permitted assignment or transfer shall be binding on TFS unless such assignee or transferee shall deliver to TFS a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by the assignee or transferee, but the failure or refusal of the assignee or transferee to execute such instrument of assumption shall not release or discharge the assignee or transferee from its liability as set forth above.

          (d) Any consent by TFS or Master Landlord to any act of assignment or subletting shall be held to apply only to the specific assignment or subletting thereby authorized. Such consent shall not be construed as a waiver of the duty of Brillian, or the legal representatives or assigns of Brillian, to obtain from TFS or Master Landlord consent to any other or subsequent assignment or subletting, or as modifying or limiting the rights of TFS or Master Landlord under the foregoing covenant by Brillian not to assign or sublet without consent.

          (e) If this Sublease is assigned or transferred, or if the Sublet Premises or any part thereof be underlet or occupied by any person other than Brillian, or if an Event of Default has occurred hereunder, TFS may collect rent from the successor occupant and apply the net amount collected by it to the rent herein reserved. No such collection shall be deemed a waiver of the prohibition against assignment, sublets, and other transfers, or the acceptance of the successor occupant as tenant, or a release of Brillian from the further performance of the covenants herein contained on the part of Brillian.

          (f) TFS may freely assign this Sublease at any time without consent or notice to Brillian provided that the assignee assumes all of the liabilities and obligations of TFS under this Sublease and under the Master Lease.

     21. NO BROKER. Brillian covenants, warrants, and represents that there was no broker involved in consummating this Sublease, and that no conversations or prior negotiations were had with any broker concerning the renting of the Sublet Premises. Brillian and TFS agree to defend, indemnify, and hold the other party harmless against any claims for brokerage commission arising out of any conversations or negotiations had by the indemnifying party with any broker.

     22. LIABILITY OF TFS. TFS shall not be liable for any injury or damage to any person or to any property at any time on the Sublet Premises from any cause whatsoever that may at any time exist from the use or condition of said Sublet Premises or Building, or from failure of water supply or electric current or from steam, electricity, water, gas, or rain which leak or flow from or into any part of the Sublet Premises, or from breakage, leakage, obstruction or from difficulties to the pipes, lines, appliances, plumbing, or lighting fixtures, awnings, or signs in or upon the Sublet Premises, or from any other cause, during the term of this Sublease or any renewal or extension hereof except to the extent solely caused by the gross negligence or intentional misconduct of TFS or its agents.

     23. EFFECT. This Sublease shall be binding upon the parties hereto, their successors and permitted assigns, and may not be altered, amended, terminated, or modified except by written instrument executed by each of the parties hereto.

     24. DAMAGE OR DESTRUCTION. If the Sublet Premises shall be partially damaged by fire or other cause, repairs shall be in accordance with the terms of the Master Lease which shall also determine to what extent, if any, the rent shall be abated. If the Sublet Premises shall be totally destroyed by fire or other cause at any time prior to the end of the term of this Sublease, Brillian agrees to be bound by Master Landlord’s decision made in accordance with the applicable terms of the Master Lease, if any, as to whether or not the Sublet Premises is to be restored and whether or not the Master Lease shall remain in effect. Brillian’s obligation to pay rent under the Sublease shall be governed by the terms of the Master Lease, if any, applicable to abatement of TFS’s rental under the Master Lease as it relates to the Sublet Premises.

     25. NOTICE. Brillian shall notify TFS of any damage to the Sublet Premises by fire or other casualty and also of any dangerous or defective condition within the Sublet Premises immediately upon the occurrence of such fire or other casualty or discovery of such condition. Except as affected by the giving or failure to give such notice, nothing herein contained shall be deemed to limit or enlarge the respective rights and liabilities of either party arising from the negligent acts or conduct of the other.

     26. RELATIONSHIP. It is understood, covenanted, and agreed between the parties hereto that nothing in this Sublease shall constitute TFS an employer, employee, principal, agent, or partner of Brillian and the relationship hereby created between the parties hereto shall be strictly and solely that of sublessor and sublessee.

     27. WAIVERS. No waiver of any covenant or condition by TFS shall be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by TFS to or of any act by Brillian requiring TFS’s consent or approval shall not be construed to waive or render unnecessary TFS’s consent or approval to or of any subsequent similar act by Brillian.

     28. FORUM. This Sublease shall be governed by the laws of the state of Arizona.

     29. JOINT AND SEVERAL LIABILITY; AUTHORITY. If two or more individuals, corporations, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Sublease as sublessor, the liability of each such individual, corporation, partnership, or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments, and agreements given or made by, with, or to any one of such individuals, corporations, partnerships, or other business associations shall be deemed to have been given or made by, with, or to all of them. In like manner, if sublessor shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

     30. NO OPTION; CONSENT OF MASTER LANDLORD. This Sublease shall become effective only upon execution and delivery thereof by both parties and upon Ground Sublessor’s consent to the terms of this Sublease in substantially the form of consent attached hereto as Exhibit J and made a part hereof. TFS shall use best efforts to obtain Ground Sublessor’s consent; provided that in no event shall TFS be obligated to commence any legal proceeding to obtain or attempt to obtain Ground Sublessor’s consent. Master Landlord consented generally to this Sublease under Section 21(a) of the Master Lease.

     31. FORCE MAJEURE. Neither Brillian nor TFS shall be deemed in default under this Sublease (excluding, however, monetary defaults) to the extent that any such failure stems from a cause beyond the reasonable control of the respective party, including, without limitation, any act of God, war, insurrection, applicable governmental or judicial law or regulation, zoning ordinance, labor strike, order, or decree.

     32. WAIVER OF TRIAL BY JURY. IT IS MUTUALLY AGREED BY AND BETWEEN TFS AND BRILLIAN THAT THE RESPECTIVE PARTIES HERETO SHALL AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF TFS AND BRILLIAN, AND BRILLIAN’S USE OR OCCUPANCY OF SAID SUBLET PREMISES.

     33. GROUND SUBLEASE.

          (a) Brillian hereby expressly acknowledges that the sublease of the Sublet Premises is subject and subordinate to the terms and conditions of the Ground Sublease.

          (b) All the obligations of TFS contained in the Ground Sublease as they relate to the Sublet Premises are hereby conferred and imposed upon Brillian, except as expressly modified and amended by this Sublease. Brillian covenants and agrees fully and faithfully to perform the terms and conditions of the Ground Sublease as they relate to the Sublet Premises and this Sublease on its part to be performed, including, but not limited to, all maintenance and repair obligations and all compliance with law obligations. Brillian shall not do or cause to be done or suffer or permit any act to be done that would or might cause the Ground Sublease, or the rights of TFS as tenant under the Ground Sublease, to be endangered, canceled, terminated, forfeited, or surrendered, or that would or might cause TFS to be in default thereunder or liable for any damage, claim, or penalty. Brillian agrees, as an express inducement for TFS’s executing this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Ground Sublease that would permit Brillian to do or cause to be done or suffer or permit any act or thing to be done that is prohibited by the Ground Sublease, then the provisions of the Ground Sublease shall prevail. All rights, remedies, and indemnifications given to the Ground Lessor in the Ground Sublease are hereby given to TFS under this Sublease.

          (c) If any event occurs that would permit TFS to terminate the Ground Sublease as it relates to the Sublet Premises, Brillian shall notify TFS of such occurrence and of its recommendations immediately with regard to such termination rights. TFS shall decide in its reasonable discretion whether or not to terminate the Ground Sublease and shall give Brillian written notice of such decision. If TFS elects to terminate the Ground Sublease as it relates to the Sublet Premises, this Sublease shall terminate on the earlier of the date of termination of the Ground Sublease or the date which is (30) days after Brillian’s receipt of such written notice from TFS. In the event that TFS elects to terminate the Ground Sublease prior to providing notice to the Ground Lessor, TFS must provide prior written notice to Brillian of its intent to terminate this Sublease, and within five (5) days after the receipt of such notice from TFS, Brillian may notify TFS in writing that it intends to continue possession of the Sublet Premises under the terms and conditions of this Sublease, in which case, TFS shall not exercise its right of termination under the Ground Sublease as it relates to the Sublet Premises.

          (d) TFS shall have no duty to perform any obligations of or provide any services to be provided by the Ground Lessor and shall under no circumstances be responsible or liable to Brillian for any default, failure, or delay on the part of the Ground Lessor in the performance of any obligations under the Ground Sublease, nor shall such default of the Ground Lessor affect Brillian’s obligations hereunder; provided, that in the event of any such default or failure of performance by Ground Lessor, TFS agrees, upon notice from Brillian, to make demand upon Ground Lessor to perform its obligations under the Ground Sublease and to otherwise cooperate reasonably with Brillian as Brillian may reasonably request, in enforcing the remedies provided in the Ground Sublease.

          (e) TFS will not cause or knowingly allow to be caused any default under the Ground Sublease which shall remain uncured at the expiration of the applicable cure period set forth therein, unless such default arises out of a failure by Brillian to perform its obligations under this Sublease. TFS will deliver to Brillian a copy of any notice of default by TFS under the Ground Sublease within five (5) days after receipt thereof by TFS. In addition, in the event TFS is in default under the Ground Sublease and such default continues beyond the expiration of the applicable grace period set forth therein (a “Ground Sublease Continuing Default”), Brillian shall thereafter have the right (but not the obligation) to cure such Ground Sublease Continuing Default, if Brillian’s cure of such Ground Sublease Continuing Default is acceptable to Ground Lessor and provided that Brillian gives TFS prior written notice of such undertaking.

          (f) As provided in Section 30 hereof, TFS shall use its best efforts to obtain the consent of the Ground Sublessor to this Sublease substantially in the form of Exhibit J attached hereto in order that Brillian have the protections of Article 16 of the Ground Sublease as a “Permitted Sublease” (as

such term is defined in Section 17.2 of the Ground Sublease); provided, that in no event shall TFS be obligated to commence any legal proceeding to obtain or attempt to obtain Ground Sublessor’s consent. Furthermore, Brillian expressly acknowledges that TFS has the right pursuant to Section 3.3 of the Ground Sublease to purchase the Land, in which event the Master Ground Lease (as such term is defined in the Ground Sublease) shall be amended to delete the Land as of the closing of such purchase, as more fully set forth in Section 3.3(B)(3) of the Ground Sublease. In the event TFS purchases the Land, which event shall be evidenced by a written notice of such purchase from TFS to Brillian, then in such event this Sublease shall be deemed a prime lease by and between TFS, as owner of the Land, and Brillian, as tenant of the Sublet Premises.

          (g) As required by Section 17.2.B of the Ground Sublease, in the event the Ground Sublease is terminated, Brillian will attorn to Ground Sublessor as provided in Article 16 of the Ground Sublease.

     34. EXHIBITS. Each of the exhibits attached hereto are made a part hereof. The following is a list of exhibits attached to this Lease:

Exhibit A	–	Legal Description of Land
Exhibit B	–	Copy of Ground Sublease
Exhibit C	–	Copy of Master Lease
Exhibit D	–	Depiction of Sublet Premises and Common Areas
Exhibit E	–	Reserved
Exhibit F	–	Building Services
Exhibit G	–	Variable Services Rent services
Exhibit H	-	Description of Clean Room Equipment
Exhibit I	–	Form of Security Agreement
Exhibit J	–	Form of Ground Sublessor’s Consent

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

TFS:		Brillian:

THREE-FIVE SYSTEMS, INC., a Delaware		BRILLIAN CORPORATION, a Delaware
corporation		corporation

By:	/s/ Jeffrey D. Buchanan	By:	/s/ Wayne A. Pratt

Name:	Jeffrey D. Buchanan	Name:	Wayne A. Pratt
Title:	Executive Vice President and Chief Financial Officer	Title:	Vice President and Chief Financial Officer